Exhibit 25.5
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

    CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
                         SECTION 305(b)(2) ___________
                         ------------------------------

                              BANKERS TRUST COMPANY
               (Exact name of trustee as specified in its charter)

NEW YORK                                                  13-4941247
(Jurisdiction of Incorporation or                         (I.R.S. Employer
organization if not a U.S. national bank)                 Identification no.)

FOUR ALBANY STREET
NEW YORK, NEW YORK                                         10006
(Address of principal                                      (Zip Code)
executive offices)

                              Bankers Trust Company
                                Legal Department
                         130 Liberty Street, 31st Floor
                            New York, New York 10006
                                 (212) 250-2201
            (Name, address and telephone number of agent for service)
                        ---------------------------------

                       MISSISSIPPI POWER CAPITAL TRUST III
               (Exact name of obligor as specified in its charter)


     DELAWARE                                              Applied for
(State or other jurisdiction of                         (I.R.S. Employer
Incorporation or organization)                          Identification no.



                                 2992 WEST BEACH
                           GULFPORT, MISSISSIPPI 39501
                    (Address of principal executive offices)





                           TRUST PREFERRED SECURITIES
                       (Title of the indenture securities)

Item   1. General Information.

          Furnish the following information as to the trustee.

         (a) Name and address of each examining or supervising authority to which it is subject.

         Name                                         Address

         Federal Reserve Bank (2nd District)          New York, NY
         Federal Deposit Insurance Corporation        Washington, D.C.
         New York State Banking Department            Albany, NY

         (b) Whether it is authorized to exercise corporate trust powers. Yes.

Item   2.         Affiliations with Obligor.

                  If the obligor is an affiliate of the Trustee, describe each such affiliation.

                  None.

Item 3. -15.      Not Applicable

Item  16.         List of Exhibits.

     Exhibit  1 - Restated Organization Certificate of Bankers Trust Company
                  dated August 7, 1990, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated June 21, 1995 - Incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 33-65171, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated March 20, 1996, incorporate by referenced to Exhibit 1 filed with Form T-1 Statement, Registration No. 333-25843 and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 17, 1997, copy attached.

     Exhibit  2 - Certificate of Authority to commence business -
                  Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.


     Exhibit  3 - Authorization of the Trustee to exercise corporate trust powers Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.

     Exhibit  4 - Existing By-Laws of Bankers Trust Company, as amended on
                  February 18, 1997, Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 333-24509-01.

     Exhibit  5 - Not applicable.

     Exhibit  6 - Consent of Bankers Trust Company required by Section
                  321(b) of the Act. Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 22-18864.

     Exhibit  7 - The latest report of condition of Bankers Trust Company dated as of September 30, 1997. Copy attached.

     Exhibit  8 - Not Applicable.

     Exhibit  9 - Not Applicable.

                                    SIGNATURE



         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 27th day of January, 1998.


                                          BANKERS TRUST COMPANY



                                          By:      James C. McDonough
                                                   James C. McDonough
                                                   Vice President

Legal Title of Bank: Bankers Trust Company Call Date: 09/30/97 ST-BK: 36-4840 FFIEC 031
Address:130 Liberty Street  Vendor ID: D  CERT:  00623            Page RC-1
City, State ZIP:        New York, NY  10006                       11
FDIC Certificate No.:      |  0 |  0 |  6 |  2 |  3

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for September 30, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                C400
                                             Dollar Amounts in Thousands        RCFD    Bil Mil Thou
ASSETS

1. Cash and balances due from depository institutions (from Schedule RC-A):
   a.   Noninterest-bearing balances and currency and coin (1) ...............  0081     1,526,000    1.a.
   b.   Interest-bearing balances (2) ........................................  0071     2,591,000    1.b.
2. Securities:
   a.   Held-to-maturity securities (from Schedule RC-B, column A) ...........  1754             0    2.a.
   b.   Available-for-sale securities (from Schedule RC-B, column D)..........  1773     3,903,000    2.b.
3. Federal funds sold and securities purchased under agreements to resell.....  1350    29,339,000    3.
4. Loans and lease financing receivables:
   a.   Loans and leases, net of unearned
        income (from Schedule RC-C).................RCFD 2122    19,343,000                           4.a.
   b.   LESS:   Allowance for loan and lease losses.RCFD 3123       723,000                           4.b.
   c.   LESS:   Allocated transfer risk reserve.....RCFD 3128             0                           4.c.
   d.   Loans and leases, net of unearned income,
             allowance, and reserve (item 4.a minus 4.b and 4.c) ............   2125     18,620,000   4.d.
5. Trading Assets (from schedule RC-D)  .....................................   3545     43,032,000   5.
6. Premises and fixed assets (including capitalized leases) .................   2145        766,000   6.
7. Other real estate owned (from Schedule RC-M) .............................   2150        186,000   7.
8. Investments in unconsolidated subsidiaries and associated companies
   (from Schedule RC-M) .....................................................   2130         59,000   8.
9. Customers' liability to this bank on acceptances outstanding .............   2155        703,000   9.
10.Intangible assets (from Schedule RC-M) ...................................   2143         84,000   10.
11.Other assets (from Schedule RC-F) ........................................   2160      5,343,000   11.
12.   Total assets (sum of items 1 through 11) ..............................   2170    106,152,000   12.


--------------------------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

Legal Title of Bank: Bankers Trust Company Call Date: 09/30/97 ST-BK: 36-4840 FFIEC 031
Address:130 Liberty Street  Vendor ID: D  CERT:  00623            Page RC-2
City, State ZIP:        New York, NY  10006                       12
FDIC Certificate No.:      |  0 |  0 |  6 |  2 |  3

Schedule RC--Continued
                                           Dollar Amounts in Thousands               Bil Mil Thou

LIABILITIES

13. Deposits:
    a.   In domestic offices (sum of totals of columns A and C from
         Schedule RC-E, part I)                                            RCON 2200  22,016,000      13.a.
         (1)   Noninterest-bearing(1) ....RCON 6631   2,272,000                                       13.a.(1)
         (2)  Interest-bearing ...........RCON 6636  19,744,000                                       13.a.(2)
    b.   In foreign offices, Edge and Agreement subsidiaries, and
         IBFs (from Schedule RC-E part II)                                 RCFN 2200  26,396,000      13.b.
         (1)   Noninterest-bearing .......RCFN 6631   1,304,000                                       13.b.(1)
         (2)   Interest-bearing ..........RCFN 6636  25,092,000                                       13.b.(2)
14. Federal funds purchased and securities sold under agreements
    to repurchase                                                          RCFD 2800  11,779,000      14.
15. a.   Demand notes issued to the U.S. Treasury ........................ RCON 2840           0      15.a.
    b.   Trading liabilities (from Schedule RC-D)......................... RCFD 3548  23,059,000      15.b.
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
    a.   With a remaining maturity of one year or less ................... RCFD 2332   6,391,000      16.a.
    b.   With a remaining maturity of more than one year through
         three years...................................................... A547          369,000      16.b.
    c.   With a remaining maturity of more than three years............... A548        3,176,000      16.c
17. Not Applicable.                                                                                   17.
18. Bank's liability on acceptances executed and outstanding ............. RCFD 2920     703,000      18.
19. Subordinated notes and debentures (2)................................. RCFD 3200   1,250,000      19.
20. Other liabilities (from Schedule RC-G) ............................... RCFD 2930   5,222,000      20.
21. Total liabilities (sum of items 13 through 20) ....................... RCFD 2948 100,361,000      21.
22. Not Applicable                                                                                    22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus ........................ RCFD 3838   1,000,000      23.
24. Common stock ......................................................... RCFD 3230   1,202,000      24.
25. Surplus (exclude all surplus related to preferred stock) ............. RCFD 3839     540,000      25.
26. a.   Undivided profits and capital reserves .......................... RCFD 3632   3,409,000      26.a.
    b.   Net unrealized holding gains (losses) on available-for-sale
         securities ...................................................... RCFD 8434      15,000      26.b.
27. Cumulative foreign currency translation adjustments .................. RCFD 3284    (375,000)     27.
28. Total equity capital (sum of items 23 through 27) .................... RCFD 3210   5,791,000      28.
29. Total liabilities and equity capital (sum of items 21 and 28)......... RCFD 3300 106,152,000      29


Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of
   the statement below that best describes the
   most comprehensive level of auditing work
   performed for the bank by independent external             Number
   auditors as of any date during 1996.............RCFD 6724    N/A      M.1

1      = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2      = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3      = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4      = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5      = Review of the bank's financial statements by external auditors

6      = Compilation of the bank's financial statements by external auditors

7      = Other audit procedures (excluding tax preparation work)

8      = No external audit work



----------------------

(1) Including total demand deposits and noninterest-bearing time and savings deposits.

(2)      Includes limited-life preferred stock and related surplus.

                               State of New York,

                               Banking Department



         I, MANUEL KURSKY, Deputy Superintendent of Bank of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY Under Section 8005 of the Banking Law," dated September 17, 1997, providing for an increase in authorized capital stock from $2,001,666,670 consisting of 100,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock to $2,201,666,670 consisting of 120,166,667 shares with a par value of $10 each designated as Common Stock and 1,000 shares with a par value of $1,000,000 each designated as Series Preferred Stock.

Witness, my hand and official seal of the Banking Department at the City of New York, this 26th day of September in the Year of our Lord one thousand nine hundred and ninety-seven.



                                                     Manuel Kursky
                                             Deputy Superintendent of Banks

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                            ORGANIZATION CERTIFICATE

                                OF BANKERS TRUST

                      Under Section 8005 of the Banking Law

                          -----------------------------

         We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and an Assistant Secretary of Bankers Trust Company, do hereby certify:

         1. The name of the corporation is Bankers Trust Company.

         2. The organization certificate of said corporation was filed by the Superintendent of Banks on the 5th of march, 1903.

         3. The organization certificate as heretofore amended is hereby amended to increase the aggregate number of shares which the corporation shall have authority to issue and to increase the amount of its authorized capital stock in conformity therewith.

         4. Article III of the organization certificate with reference to the authorized capital stock, the number of shares into which the capital stock shall be divided, the par value of the shares and the capital stock outstanding, which reads as follows:

         "III. The amount of capital stock which the corporation is hereafter to have is Two Billion One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($2,001,666,670), divided into One Hundred Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (100,166,667) shares with a par value of $10 each designated as Common Stock and 1000 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

is hereby amended to read as follows:

         "III. The amount of capital stock which the corporation is hereafter to have is Two Billion, Two Hundred and One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($2,201,666,670), divided into One Hundred Twenty Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (120,166,667) shares with a par value of $10 each designated as Common Stock and 1000 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

         6. The foregoing amendment of the organization certificate was authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.

         IN WITNESS WHEREOF, we have made and subscribed this certificate this 17th day of September, 1997.


                               James T. Byrne, Jr.
                               James T. Byrne, Jr.
                                Managing Director


                                  Lea Lahtinen
                                  Lea Lahtinen
                               Assistant Secretary

State of New York    )
                     )  ss:
County of New York   )

         Lea Lahtinen, being fully sworn, deposes and says that she is an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.

                                                   Lea Lahtinen
                                                   Lea Lahtinen

Sworn to before me this 17th day of September, 1997.


         Josephine A. Monti
         Notary Public

         JOSEPHINE A. MONTI
   Notary Public State of New York
           No. 52-4519901
    Qualified in New York County
 Commission Expires October 19, 1997